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                                                                    EXHIBIT 23.2


                            HJ & ASSOCIATES, L.L.C.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Reliant Interactive Media Corp.
Tampa, FL


We hereby consent to the use in this Registration Statement of Thane International, Inc. on Amendment No. 3 of Form S-4 of our report dated March 11, 2002 of Reliant Interactive Media Corp. for the years ended December 31, 2001 and 2000, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



/s/ HJ & Associates, LLC
----------------------------
HJ & Associates, LLC
Salt Lake City, Utah
April 23, 2002